Exhibit 99.1

Middleby Announces that Midera Food Processing Enters into $1 Billion Credit Agreement

Elgin, Ill.– June 29, 2026 – The Middleby Corporation (NASDAQ: MIDD) today announced that in connection with the previously announced spin-off of its Food Processing business, Midera Food Processing, Inc. (“Midera”) has entered into a five-year, $1.0 billion credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, and other financial institutions and lenders, consisting of a $750 million U.S. dollar revolving credit facility and a $250 million multi-currency revolving credit facility.

“The new Credit Agreement gives us ample capacity to execute on our acquisition-driven growth strategy as we transition to a stand-alone public company,” said Mark Salman, incoming Chief Executive Officer of Midera. “With our diversified portfolio of leading brands, strong global customer relationships, and comprehensive total line solutions, we’re positioned to be the acquiror of choice in a fragmented market while continuing to invest in innovation and operational excellence. This level of commitment from our lenders demonstrates the strength of our business model and their confidence in our competitive position and future trajectory.”

Tim FitzGerald, Chief Executive Officer of Middleby, added, “Midera is well positioned to accelerate growth as an independent company and this Credit Agreement provides the balance sheet flexibility to execute their strategy. The size and terms of the credit facility are reflective of Midera’s compelling financial profile and we remain confident in Midera’s outlook as it enters its next chapter of growth as an independent company.”

Completion of the spin-off, which remains on track for July 6, 2026, is conditioned upon the satisfaction or waiver of certain conditions, as set forth in the form of Separation and Distribution Agreement filed with the U.S. Securities and Exchange Commission (the “SEC”) as part of Midera’s registration statement on Form 10, which was declared effective by the SEC on June 17, 2026.

About The Middleby Corporation

The Middleby Corporation is a global leader in the foodservice industry. The company develops and manufactures a broad line of solutions used in commercial foodservice and food processing. Middleby showcases its advanced solutions in the Middleby Innovation Kitchens for commercial foodservice and industrial baking and protein Innovation Centers for food processing solutions. For more information about Middleby, please visit www.middleby.com.

About Midera Food Processing

Midera Food Processing provides food processing equipment and automation solutions for industrial protein, bakery, and snack producers, delivering total line solutions from preparation and thermal processing through packaging. With a portfolio of 30+ industry-leading brands reaching customers across six continents, Midera helps food processors produce safer, more consistent products while improving efficiency and reducing waste at scale. Headquartered in Rosemont, Illinois, the company employs approximately 2,800 people worldwide. For more information about Midera, please visit www.midera.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” subject to the Private Securities Litigation Reform Act of 1995, including statements regarding The Middleby Corporation’s (“Middleby”) and Midera Food Processing, Inc.’s (“Midera” and each of Midera and Middleby, a “Company”) expectations with respect to the timing of the spin-off of Middleby’s Food Processing business into an independent, publicly traded company (the “Spin-off”) and each Company’s future performance. Each Company cautions investors that such statements are estimates and are highly dependent upon a variety of factors. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause each Company’s actual results, performance or outcomes to differ materially from those expressed or implied in the forward-looking statements. The following are some of the important factors that could cause each Company’s actual results, performance or outcomes to differ materially from those discussed in the forward-looking statements: changing market conditions; volatility in earnings resulting from goodwill impairment losses, which may occur irregularly and in varying amounts; variability in financing costs and interest rates; quarterly variations in operating results; dependence on key customers; risks associated with each Company’s foreign operations, including international exposure, political risks affecting international sales, market acceptance and demand for each Company’s products and each Company’s ability to manage the risk associated with the exposure to foreign currency exchange rate fluctuations; each Company’s ability to protect its trademarks, copyrights and other intellectual property; changing market conditions, including inflation; the impact of competitive products and pricing; the impact of announced management and organizational changes; intense competition in each Company’s business including the impact of both new and established global competitors; unfavorable tax law changes and tax authority rulings; cybersecurity attacks and other breaches in security; the continued ability to realize profitable growth through the sourcing and completion of strategic acquisitions; the timely development and market acceptance of each Company’s products; the availability and cost of raw materials; the possibility that the Spin-off will not be consummated within the anticipated time period or at all, including as the result of regulatory, market or other factors, including the possibility that various closing conditions for the Spin-off may not be satisfied; the potential disruption to each Company’s business in connection with the Spin-off; the potential that each Company does not realize all of the expected benefits of the Spin-off; the potential that the Spin-off may be more difficult, time consuming or costly than expected; the failure of the Spin-off to qualify for the expected tax treatment; potential adverse effects of the results of the Spin-off, including on the market price of each Company’s common stock, the ability of each Company to develop and maintain relationships with personnel, customers, suppliers and others with whom it does business or such Company’s business, financial condition, results of operations and financial performance; risks related to diversion of each Company’s management’s attention from its ongoing business operations due to the Spin-off; and other risks detailed in each Company’s SEC filings. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this press release are made only as of the date hereof and, except as required by federal securities laws and rules and regulations of the SEC, neither Company undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor relations inquiries:

Rebecca Ellin

SVP of Investor Strategy and Corporate Development

rellin@middleby.com

Media inquiries:

Darcy Bretz

VP of Corporate Communications

dbretz@middleby.com

Kate Schneiderman

Managing Director, ICR

middleby@icrinc.com